Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS FIRST-QUARTER 2010 RESULTS

BEDFORD, Mass – May 10, 2010 – Interactive Data Corporation (NYSE: IDC) today reported its financial results for the first quarter ended March 31, 2010. Interactive Data’s first-quarter 2010 revenue increased 5.8% to $196.9 million from $186.0 million in the first quarter of 2009. Income from operations in the first quarter of 2010 was $44.5 million, an 8.0% decrease from $48.3 million in the same period one year ago. Net income attributable to Interactive Data for the first quarter of 2010 was $29.5 million, or $0.30 per diluted share, a decrease of 7.6% over net income of $31.9 million, or $0.33 per diluted share, in the first quarter of 2009.

“Interactive Data’s revenue grew by 5.8% in the first quarter of 2010 thanks to the contributions from our recent acquisitions, the positive impact from foreign exchange and another good quarter of new sales and revenue growth for our fixed income evaluations, reference data, and web-based solutions,” stated Ray D’Arcy, Interactive Data’s president and chief executive officer. “Our income from operations for the first quarter was affected by several factors. First, we incurred approximately $3.4 million in costs associated with the review of strategic alternatives, which reduced net income by approximately $2.2 million. Second, higher capital spending in prior periods and our recent acquisitions increased depreciation and amortization expenses by $3.6 million. Third, personnel costs increased as a result of expanding our fixed income evaluations organization in 2009 to address continued demand, and implementing our annual merit-based salary increase in January 2010 after deferring this action last year. In addition, our expense base reflected the addition of our newly acquired businesses.”

D’Arcy continued, “We were pleased to see that our overall organic revenue growth rate for the first quarter of 2010 improved over fourth-quarter 2009 levels as our core markets continued to stabilize. Our Pricing and Reference Data business continued to experience solid demand for its fixed income evaluations and reference data services. In addition, we produced another strong quarter of revenue growth for our web-based solutions in the U.S. and experienced an improved revenue performance with our fixed income analytics offerings. These dynamics offset expected revenue softness from our real-time market data services and eSignal product areas. Our recent acquisitions of the Online Financial Solutions (OFS) and 7ticks assets are important elements in our plan to help drive top-line growth and improved long-term profitability in our real-time business by expanding our penetration within the electronic trading and wealth management sectors. In addition, we continued to make tangible progress with key development initiatives that are designed to further elevate our value proposition to customers worldwide, including our ongoing efforts to significantly enhance our award-winning global Global Corporate Actions service and the introduction of our new Options Analytics service.”

D’Arcy concluded, “We are excited about the planned acquisition of Interactive Data by Silver Lake and Warburg Pincus, which we announced last week. We believe this agreement represents a very positive outcome for customers, employees and shareholders. We expect that the transaction will be completed by the end of September, and we look forward to a smooth transition in ownership.”

Segment Reporting, Related Operating Highlights and Revenue by Geography

Institutional Services Segment:

•

Interactive Data Pricing and Reference Data reported first-quarter 2010 revenue of $126.5 million, an increase of $4.7 million, or 3.8%, over the prior year’s first-quarter 2009 revenue. First-quarter 2010 organic revenue for Interactive Data Pricing and Reference Data, which excludes the effects of foreign exchange, and related intercompany eliminations associated with the OFS assets that were acquired in December 2009, grew 1.6% from the same period last year primarily due to improved performance in the U.S. During the first quarter of 2010, Interactive Data Pricing and Reference Data began providing daily independent evaluations for fixed-rate reverse mortgage-backed securities (HMBS) issued under the Government National Mortgage Association (GNMA) Home Equity Conversion Mortgage (HECM) program – becoming one of the first data providers in the industry to offer daily evaluations for fixed rate GNMA HMBS. This business also signed an agreement with Korea Bond Pricing (KBP) under which KBP will help promote Interactive Data’s international bond evaluations services to its clients in Korea.

•

Interactive Data Real-Time Services generated first-quarter 2010 revenue of $41.5 million, an increase of $6.6 million, or 18.9%, over the same quarter last year (or an increase of $4.9 million, or 14.1% before the effects of foreign exchange). Organic revenue for Interactive Data Real-Time Services, which excludes the effects of foreign exchange, the first full quarter contribution of the acquired OFS assets, a two and one-half month contribution from the 7ticks assets that were acquired in mid-January 2010, and acquisition-related intercompany eliminations, decreased 2.3% from the same period last year. The decline in organic revenue reflects the impact of higher cancellations in real-time datafeed services primarily resulting from market conditions during the past several quarters. The decline in real-time datafeed revenue was partially offset by strong organic revenue growth for its Web-based solutions in the U.S. During the first quarter of 2010, Interactive Data launched Options Analytics, a new service that delivers real-time advanced analytics capabilities for U.S.-listed equity and index options. In addition, Interactive Data expanded its ultra low-latency trading network on the East Coast, further enhancing its exchange co-location capabilities for access to leading equities exchanges.

•

Interactive Data Fixed Income Analytics reported revenue for the first quarter of 2010 of $8.6 million, an increase of $0.4 million, or 5.3%, over the first quarter of 2009 due to improved net new business levels in recent quarters and client migrations to its next-generation BondEdge platform. This business recently released BondEdge® Version 3.2, which contains enhancements to help institutional investors assess risk related to prime and sub-prime residential mortgage-backed securities.

Active Trader Services Segment:

•

eSignal’s first-quarter 2010 revenue of $20.2 million decreased by $0.8 million, or 4.0%, from the first quarter of 2009 (or a decline of $1.3 million, or 6.1%, before the effects of foreign exchange) due to lower average subscription fees and lower advertising revenue. As of March 31, 2010, eSignal managed approximately 56,500 direct subscription terminals, which is essentially unchanged from the fourth quarter of 2009, and 1.7% lower than the same period one year ago. During the first quarter of 2010, eSignal began working with Dorman Trading to integrate Dorman Trading’s unfiltered tick data, unique market access and high-speed Zen-Fire connection with the streaming market data charting package and customizable formulas of eSignal and eSignal OnDemand - Mini Futures.

Revenue by Geography:

•

Interactive Data’s North American first-quarter 2010 revenue of $140.6 million increased by $7.6 million, or 5.7%, from the same period last year. Organic revenue for Interactive Data’s North American business, which excludes the first full quarter contribution of the acquired OFS data and tools assets, a two and one-half month contribution from the 7ticks assets that were acquired in mid-January 2010, and acquisition-related intercompany eliminations, increased 1.5%. Organic revenue growth in the Company’s fixed income evaluations, reference data services, fixed income analytics and web-based solutions areas more than offset revenue weakness from its real-time market data and eSignal offerings. The Company’s first-quarter 2010 revenue in Europe of $48.5 million grew by $2.2 million, or 4.7%, from revenue in the first quarter of 2009. Excluding the effects of foreign exchange, first-quarter 2010 organic revenue in Europe declined by 3.7% primarily due to the impact of certain anticipated cancellations mostly associated with client mergers, and more moderate usage-related revenue growth. Interactive Data’s Asia-Pacific revenue of $7.8 million in the first quarter of 2010 grew by $1.0 million, or 15.5% from the first quarter of 2009. Excluding the effects of foreign exchange, revenue for the Asia-Pacific region was essentially unchanged.

•

A table comparing revenue by geography, including the impact of foreign exchange as a percentage of total revenue for the three-month period ended March 31, 2010 and 2009, for each of Interactive Data’s major geographic regions has been included on page 13 of this press release.

Other First-Quarter 2010 Financial and Recent Operating Highlights

Effects of Foreign Exchange:

•

Interactive Data’s first-quarter 2010 revenue was favorably impacted by $4.9 million due to the effects of foreign exchange resulting from a weaker U.S. dollar in comparison with the first quarter of 2009. First-quarter 2010 revenue before the effects of foreign exchange increased by $5.9 million, or 3.2%, over the same period in 2009. Total costs and expenses in the first quarter of 2010 were unfavorably impacted by $3.8 million as a result of the effects of foreign exchange. First-quarter 2010 total costs and expenses before the effects of foreign exchange increased by $10.9 million, or 7.9%, over the first quarter of 2009.

•

A table comparing the average foreign exchange rates during the three-month period ended March 31, 2010 and 2009 in three of the Company’s primary overseas currencies (as measured against the U.S. dollar) is provided on page 15 of this press release.

Cash Position, Stock Buyback Activities, and Quarterly Cash Dividend:

•

As of March 31, 2010, Interactive Data had no outstanding debt and $305.9 million in cash, cash equivalents, short-term marketable securities ($299.2 million) and long-term marketable securities ($6.7 million included in other assets on its balance sheet). Interactive Data did not repurchase any of its common stock during the first quarter of 2010. Entering the second quarter of 2010, approximately 1.5 million shares of Interactive Data’s common stock were available for repurchase under the existing stock buyback program. During the first quarter of 2010, Interactive Data paid $19.0 million to stockholders in connection with its regular quarterly dividend of $0.20 per share.

•

As disclosed last week, under the terms of the Company’s agreement to be acquired by Silver Lake and Warburg Pincus, Interactive Data is prohibited from declaring future regular quarterly dividends or any special dividends to stockholders. In addition, Interactive Data is prohibited from repurchasing its common stock.

Acquisitions by Interactive Data:

•

As previously announced, on January 14, 2010, Interactive Data purchased the assets of Dubai-based Telerate Systems Limited (“TSL”), a long-time sales agent that had marketed the desktop solutions from Interactive Data’s eSignal division to the commodities, financial futures and foreign exchange trading community in the Middle East. This transaction advances Interactive Data’s strategy of expanding internationally by establishing a direct presence in the Middle East. Through this transaction, and by making investments in local content and product development, Interactive Data plans to more effectively market its entire portfolio of products and services in this region. TSL has been rebranded under the Interactive Data name. Revenue and expense associated with TSL were not material for the first quarter.

•

As previously announced, on January 15, 2010, Interactive Data acquired the assets of 7ticks, LLC, an innovative provider of electronic trading networks and managed services. A growing base of proprietary trading groups, clearing firms, global investment banks, brokers, market makers, hedge funds and independent software vendors subscribe to Interactive Data 7ticks for direct exchange access, proximity hosting, and support services that are designed to facilitate ultra low latency electronic trading of North American derivatives, options and commodities securities. This acquisition supports Interactive Data’s strategy to address the latency sensitive trading needs of its institutional customers. The 7ticks business is operated as part of Interactive Data’s Real-Time Market Data and Trading Solutions Group. 7ticks generated first-quarter 2010 revenue of $2.5 million.

Acquisition of Interactive Data by Silver Lake and Warburg Pincus:

•

On May 4, 2010, Interactive Data announced a definitive agreement for the Company to be acquired by investment funds managed by Silver Lake and Warburg Pincus in a transaction with a total value of $3.4 billion. Under the agreement, Interactive Data’s stockholders will receive $33.86 in cash for each share of Interactive Data common stock they own. This represents a premium of approximately 32.9 percent over the closing share price on Thursday, January 14, 2010, the last trading day before the Company announced that its Board of Directors was conducting a review of strategic alternatives. Completion of the transaction is expected to occur by the end of the third quarter of 2010, following regulatory approvals and other customary closing conditions. Interactive Data’s majority stockholder, Pearson has executed a written consent to approve the transaction, thereby providing the required stockholder approval for this transaction. No further action by non-Pearson stockholders is required to approve this transaction.

2010 Outlook

In light of last week’s acquisition announcement, Interactive Data will not be updating prior financial guidance, last provided on February 23, 2010, for the full year 2010.

Conference Call Information

In light of last week’s acquisition announcement, the Company will not host a conference call to discuss the first-quarter 2010 results, related financial and statistical information, and additional business matters.

2010 Annual Meeting of Stockholders

As disclosed in last week’s announcement, the Company’s 2010 Annual Meeting has been postponed until further notice. The 2010 Annual Meeting had been previously scheduled for Tuesday, May 25, 2010 at 10:00 a.m. in Boston, Massachusetts.

Non-GAAP Information

In an effort to provide investors with additional information regarding our results on a generally accepted accounting principles (GAAP) basis, we also disclose the following non-GAAP information, which management believes provides the following useful information to investors:

•

Management refers to growth rates at constant foreign currency exchange rates so that business results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of our underlying business. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower than growth reported at actual exchange rates.

•

Management includes information regarding organic revenue growth, which excludes the contribution of businesses recently acquired, related intercompany eliminations and the effects of foreign currency exchange rates because management believes that facilitating period-to-period comparisons of our organic revenue growth on a constant dollar basis better reflects actual underlying business trends. As part of determining organic growth, management refers to revenue for our Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and eSignal businesses. Management uses this information for evaluating its business, and for forecasting and planning purposes. In addition, since we have historically reported revenue for these businesses to the investment community as part of our reports on Form 10-K and Form 10-Q, we believe that continuing to offer such information provides consistency in our financial reporting.

•

Management includes information regarding core total costs and expenses which excludes total costs and expenses associated with businesses recently acquired, and the effects of foreign exchange because management believes changes in our core total costs and expenses on a constant dollar basis better reflect actual trends in the core businesses.

•

Management includes information regarding non-GAAP income from operations, which excludes revenue and costs and expenses associated with recently acquired businesses, intercompany eliminations and the effects of foreign exchange because management believes changes in our non-GAAP income from operations on a constant dollar basis better reflect actual underlying business trends in the core businesses.

•

Management provides operating income margin guidance excluding costs associated with the review of strategic alternatives because it is not possible to forecast the full magnitude of these costs at this time.

The above measures are non-GAAP financial measures and should not be considered in isolation from (and are not intended to represent an alternative measure of) revenue, total costs and expenses, income from operations, net income or cash flows provided by operating activities, each as determined in accordance with GAAP. In addition, the above measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, potential impact of customer consolidations, future challenges and opportunities. These statements include the following: our core markets continue to stabilize; we plan to drive top-line growth and improve the long-term profitability of our real-time business; that progress on key development initiatives will enhance our value proposition to customers worldwide; our expectation that the proposed merger transaction (whereby Interactive Data will be acquired by Silver Lake and Warburg Pincus) will be completed by the end of September; and that we look forward to a smooth transition in ownership. Our forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, but are not limited to: (i) the impact of cost-cutting pressures across the industries we serve; (ii) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (iii) a decline in activity levels in the securities markets; (iv) the intensity of competition from competitors with greater financial, technical, or marketing resources than ours and their strategic response to new or emerging technologies, changes in the industry, changes in customer needs or demands, or our services and offerings; (v) the failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals required for the transaction; (vi) the failure to consummate or a delay in consummating the transaction for other reasons; (vii) the possibility of a prolonged outage or other major unexpected operational difficulty at any of our key facilities or recurrent incidents of untimely delivery of services that could cause our customers to seek to obtain services from other suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the impact of the merger transaction on our ability to attract and retain key personnel, on our sales, including the length of our sales cycles, and on our total costs and expenses; (xi) new offerings by competitors or new technologies that could cause our offerings or services to become less competitive or obsolete; (xii) we may not be able to develop new or enhanced services or offerings in a timely manner, or at all, in response to evolving market demands; (xiii) overall economic conditions, including the availability of credit to finance the merger transaction; (xiv) new legislation or changes in government or quasi-government rules, regulations, directives or standards may reduce demand for our service or increase our expenses; (xv) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xvi) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xvii) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight, and any investigation of us or our customers relating to our services could be expensive, time consuming and harm our reputation; (xviii) certain of our subsidiaries are subject to complex regulations and licensing requirements; (ixx) the risks of doing business internationally; (xx) the ability of our majority shareholder to exert influence over our affairs, including the ability to approve or disapprove any corporate actions submitted to a vote of our stockholders; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.

Additional Information and Where To Find It

In connection with the proposed transaction whereby Interactive Data will be acquired by Silver Lake and Warburg Pincus, Interactive Data will file an information statement with the SEC. The information statement will be mailed to stockholders of Interactive Data. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERACTIVE DATA AND THE MERGER. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on its website at www.interactivedata.com/secfilings.

Information regarding the interests of Interactive Data’s directors and executive officers in the transaction described herein will be included in the information statement described above. Additional information regarding these directors and executive officers is also included in Interactive Data’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2010. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on its website at www.interactivedata.com/secfilings.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings can help clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has more than 2,400 employees in offices worldwide. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, is Interactive Data’s majority stockholder.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
Director of Investor Relations	Senior Manager, Public Relations
781-687-8306	781-687-8291
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands except per share data)

	Three Months Ended
	March 31,
	2010	2009	Change

REVENUE	$196,888	$186,034	5.8%
COSTS AND EXPENSES:
Cost of services	67,683	60,425	12.0%
Selling, general and administrative	66,547	62,647	6.2%
Depreciation	9,557	7,117	34.3%
Amortization	8,643	7,513	15.0%

Total costs and expenses	152,430	137,702	10.7%

INCOME FROM OPERATIONS	44,458	48,332	-8.0%
Interest income	303	646	-53.1%

INCOME BEFORE INCOME TAXES	44,761	48,978	-8.6%
Income tax expense	15,236	16,930	-10.0%

NET INCOME	$29,525	$32,048	-7.9%
Less: Net income attributable to noncontrolling interest	—	(107)	—

NET INCOME ATTRIBUTABLE TO INTERACTIVE DATA CORPORATION	$29,525	$31,941	-7.6%

EARNINGS PER SHARE- INTERACTIVE DATA CORPORATION:
Basic	$0.31	$0.34	-8.8%
Diluted	$0.30	$0.33	-9.1%
Cash dividends declared per common share*	$0.20	$—	—
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	94,580	93,693	0.9%
Diluted	97,179	96,006	1.2%

*	The payment of certain quarterly cash dividends did not occur in the quarter in which it was declared.

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2010	December 31, 2009
	(Unaudited)

ASSETS
Assets:
Cash and cash equivalents	$207,134	$209,946
Marketable securities	92,044	96,077
Accounts receivable, net	122,372	108,349
Prepaid expenses and other current assets	23,046	21,810
Deferred income taxes	7,981	6,532

Total current assets	452,577	442,714

Property and equipment, net	123,935	123,245
Goodwill	586,631	570,256
Intangible assets, net	138,708	138,988
Other assets	12,392	5,968

Total Assets	$1,314,243	$1,281,171

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$19,059	$20,957
Accrued liabilities	79,306	76,195
Payables to affiliates	2,009	1,999
Income taxes payable	12,414	4,500
Deferred revenue	35,635	34,586

Total current liabilities	148,423	138,237

Income taxes payable	11,245	10,986
Deferred tax liabilities	34,383	33,871
Other liabilities	25,326	15,971

Total Liabilities	219,377	199,065

Equity:
Interactive Data Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	949	1,046
Additional paid-in-capital	909,469	1,019,133
Treasury stock, at cost	—	(221,246)
Accumulated earnings	197,259	279,096
Accumulated other comprehensive income (loss)	(12,811)	4,077

Total Interactive Data Corporation stockholders’ equity	1,094,866	1,082,106
Noncontrolling interest	—	—

Total Equity	1,094,866	1,082,106

Total Liabilities and Equity	$1,314,243	$1,281,171

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2010	2009

Cash flows provided by (used in) operating activities:
Net income	$29,525	$32,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,200	14,630
Amortization of discounts and premiums on marketable securities, net	380	437
Deferred income taxes	(323)	(934)
Excess tax benefits from stock-based compensation	(849)	(134)
Stock-based compensation	3,397	5,877
Provision for doubtful accounts and sales credits	(1,335)	(77)
Loss on dispositions of fixed assets	114	35
Changes in operating assets and liabilities, net	3,125	(15,096)

NET CASH PROVIDED BY OPERATING ACTIVITIES	52,234	36,786

Cash flows provided by (used in) investing activities:
Purchase of fixed assets	(11,572)	(5,736)
Acquisition of business	(30,003)	—
Purchase of marketable securities	(49,041)	(70,183)
Proceeds from maturities of marketable securities	45,999	59,813

NET CASH USED IN INVESTING ACTIVITIES	(44,617)	(16,106)

Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	14,468	5,672
Common stock cash dividends paid	(18,964)	(18,746)
Excess tax benefits from stock-based compensation	849	134

NET CASH USED IN FINANCING ACTIVITIES	(3,647)	(12,940)

Effect of change in exchange rates on cash and cash equivalents	(6,782)	(2,365)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,812)	5,375
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	209,946	154,162

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$207,134	$159,537

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Revenue Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions*

Unaudited

(In thousands)

	Three Months Ended March 31,
	2010	2009	Change
Revenue
Institutional Services:
Pricing and Reference Data	$126,496	$121,830	3.8%
Real-Time Services	41,515	34,928	18.9%
Fixed Income Analytics	8,629	8,194	5.3%

Institutional Services total	176,640	164,952	7.1%

Active Trader Services:
eSignal	20,248	21,082	-4.0%

Active Trader Services total	20,248	21,082	-4.0%

Total revenue	196,888	186,034	5.8%

Effects of foreign exchange
Institutional Services:
Pricing and Reference Data	(2,788)	—	—
Real-Time Services	(1,676)	—	—
Fixed Income Analytics	(6)	—	—

Institutional Services total	(4,470)	—	—

Active Trader Services:
eSignal	(453)	—	—

Active Trader Services total	(453)	—	—

Total effects of foreign exchange	(4,923)	—	—

Non-GAAP revenue before effects of foreign exchange	191,965	186,034	3.2%

Acquisition-related revenue
Acquisition-related revenue - OFS	(3,402)	—	—
Acquisition-related revenue - 7ticks	(2,453)	—	—

Total effects of acquisition-related revenue	(5,855)	—	—

Non-GAAP revenue before effects of foreign exchange and acquisition-related revenue	186,110	186,034	0.0%

Intercompany eliminations - OFS	—	(243)	—

Non-GAAP revenue before above factors*	$186,110	$185,791	0.2%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Interactive Data Pricing and Reference Data Revenue

Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Intercompany Eliminations Resulting from Acquisitions

Unaudited (In thousands)

	Three Months Ended March 31,
	2010	2009	Change
Interactive Data Pricing and Reference Data revenue	$126,496	$121,830	3.8%
Effects of foreign exchange	(2,788)	—	—

	123,708	121,830	1.5%
Intercompany eliminations - OFS	—	(108)	—

Non-GAAP revenue *	$123,708	$121,722	1.6%

*	Also referred to in this news release as organic revenue

Interactive Data Real-Time Services Revenue

Before Effects of Foreign Exchange

Unaudited (In thousands)

	Three Months Ended March 31,
	2010	2009	Change
Interactive Data Real-Time Services revenue	$41,515	$34,928	18.9%
Effects of foreign exchange	(1,676)	—	—

Non-GAAP revenue before effects of foreign exchange	39,839	34,928	14.1%
Acquisition-related revenue - OFS	(3,402)	—	—
Acquisition-related revenue - 7ticks	(2,453)	—	—
Intercompany eliminations - OFS	—	(135)	—

Non-GAAP revenue *	$33,984	$34,793	-2.3%

*	Also referred to in this news release as organic revenue

Interactive Data Fixed Income Analytics Revenue

Before Effects of Foreign Exchange

Unaudited (In thousands)

	Three Months Ended March 31,
	2010	2009	Change
Interactive Data Fixed Income Analytics revenue	$8,629	$8,194	5.3%
Effects of foreign exchange	(6)	—	—

Non-GAAP revenue *	$8,623	$8,194	5.2%

*	Also referred to in this news release as organic revenue

eSignal Revenue Before Effects of Foreign Exchange

Unaudited (In thousands)

	Three Months Ended March 31,
	2010	2009	Change
eSignal revenue	$20,248	$21,082	-4.0%
Effects of foreign exchange	(453)	—	—

Non-GAAP revenue *	$19,795	$21,082	-6.1%

*	Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Revenue by Geography Before Effects of Foreign Exchange, Acquisition-Related Revenue

and Related Intercompany Eliminations Resulting from Acquisitions

Unaudited

(In thousands)

	Three Months Ended March 31,
	2010	2009	Change
Revenue by Geography
North America	$140,630	$133,000	5.7%
Europe	48,461	46,283	4.7%
Asia-Pacific	7,797	6,751	15.5%

Total revenue	$196,888	$186,034	5.8%

	Three Months Ended March 31,
	2010	2009	Change
Revenue by Geography as a percentage of revenue
North America	71.4%	71.5%	-0.1%
Europe	24.6%	24.9%	-0.3%
Asia-Pacific	4.0%	3.6%	0.4%

Total revenue	100.0%	100.0%	0.0%

	Three Months Ended March 31,
	2010	2009	Change
Revenue - North America	$140,630	$133,000	5.7%
Acquisition-related revenue - OFS	(3,402)	—	—
Acquisition-related revenue - 7ticks	(2,453)	—	—
Intercompany eliminations - OFS	—	(243)	—

Non-GAAP revenue*	$134,775	$132,757	1.5%

* Also referred to in this news release as organic revenue

	Three Months Ended March 31,
	2010	2009	Change
Revenue - Europe	$48,461	$46,283	4.7%
Effects of foreign exchange	(3,911)	—	—

Non-GAAP revenue*	$44,550	$46,283	-3.7%

* Also referred to in this news release as organic revenue

	Three Months Ended March 31,
	2010	2009	Change
Revenue - Asia Pacific	$7,797	$6,751	15.5%
Effects of foreign exchange	(1,012)	—	—

Non-GAAP revenue*	$6,785	$6,751	0.5%

* Also referred to in this news release as organic revenue

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

Total Costs and Expenses Before Foreign Exchange, Effects of Acquisition-Related

Total Costs and Expenses, and Costs Associated with Review of Strategic Alternatives

Unaudited

(In thousands)

	Three Months Ended March 31,
	2010	2009	Change

Total costs & expenses	$152,430	$137,702	10.7%

Effects of foreign exchange	(3,799)	—	—

Total costs & expenses before the effects of foreign exchange	148,631	137,702	7.9%

Effects of foreign exchange primarily related to the revaluation of overseas bank balances	36	(727)	—

Total costs & expenses before all foreign exchange-related items	148,667	136,975	8.5%

Acquisition-related costs & expenses
Total costs & expenses – 7ticks	(4,100)	—	—
Total costs & expenses – OFS	(2,429)	—	—

	(6,529)	—	—

Non-GAAP costs & expenses before above factors	142,138	136,975	3.8%

Costs associated with review of strategic alternatives	(3,401)	—	—

Total Non-GAAP costs & expenses before above factors	$138,737	$136,975	1.3%

Income from Operations* Before Foreign Exchange, Effects of Acquisitions and Costs

Associated with Review of Strategic Alternatives

Unaudited

(In thousands)

	Three Months Ended March 31,
	2010	2009	Change

Non-GAAP revenue before above factors	$186,110	$185,791	0.2%

Non-GAAP total costs and expenses before above factors	138,737	136,975	1.3%

Non-GAAP operating profit from core businesses*	$47,373	$48,816	-3.0%

*	Also referred to in this news release as underlying operating profitability

Reconciliation of Non-GAAP FINANCIAL Measures (CONTINUED)

SUPPLEMENTARY DATA

Average Foreign Exchange Rates

(1 Local Currency Unit to the U.S. dollar)

	Three Months Ended March 31,
	2010	2009	$ Change	% Change
GBP to USD	$1.56	$1.43	$0.13	9.1%
EUR to USD	$1.38	$1.30	$0.08	6.2%
AUD to USD	$0.90	$0.66	$0.24	36.4%